
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Fund IV
Financial Statements for the quarter ended March 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       2,422,188
<SECURITIES>                                         0
<RECEIVABLES>                                   16,763
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               409,311
<PP&E>                                      40,231,053<F1>
<DEPRECIATION>                              23,306,553<F2>
<TOTAL-ASSETS>                              19,772,762
<CURRENT-LIABILITIES>                          756,308
<BONDS>                                     20,753,300<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     1,736,846<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                19,772,762
<SALES>                                      1,844,150
<TOTAL-REVENUES>                             1,844,150
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,471,979<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             325,207
<INCOME-PRETAX>                                 45,649
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             45,649
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    45,649<F6>
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Includes apartment complexes of $39,832,395 and deferred expenses of $398,658.
<F2>Includes depreciation of $23,189,833 and amortization of deferred expenses of
$116,720.
<F3>Represents mortgage notes payable.
<F4>Represents total deficit of General and Limited Partners of ($275,916) and
($1,460,930), respectively.
<F5>Includes operating expenses of $556,621, real estate tax expenses of $168,713 and depreciation and amortization of $513,998 and minority interest of $168,713.
<F6>Net income allocated $456 General Partners, $1,826 Original Limited Partners
and $43,367 to the Investor Limited Partners, for the three months ended March
31, 1996. Average net income per Unit of Limited Partners Interest is $1.45 on 30,000 Units outstanding.

